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                                  EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 8, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 29, 2000.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 1, 2000